UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of report
              (Date of earliest event reported): February 14, 2007
                                                 -----------------

                           OCWEN FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Florida                    1-13219                  65-0039856
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(State or other jurisdiction        (Commission             (I.R.S. Employer
      of incorporation)             File Number)            Identification No.)

   1661 Worthington Road, Suite 100, West Palm Beach, Florida      33409
   ----------------------------------------------------------   ----------
             (Address of principal executive office)            (Zip Code)

       Registrant's telephone number, including area code: (561) 682-8000
                                                           --------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 14, 2007, Ocwen Financial Corporation received a capital distribution in the amount of approximately $45.9 million from BMS Holdings, Inc., which was equal to Ocwen's original investment in BMS Holdings in 2006. The Board of Directors of BMS Holdings declared a dividend payable to its stockholders from the proceeds of its private placement of $150 million aggregate principal amount of Floating Rate Senior PIK Notes due in 2012.

In addition to the declaration of a dividend to its stockholders, BMS Holdings may use the proceeds of the private placement to pay additional dividends in the future, fees and expenses related to the offering, and for general corporate purposes.

Item 9.01    Financial Statements and Exhibits

(a)-(b)  Not applicable.

(c)      Exhibits

         The following exhibits are filed as part of this report:

         99.1 Text of a press release by the Registrant dated February 21, 2007.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                  OCWEN FINANCIAL CORPORATION
                                  ---------------------------
                                  (Registrant)


                                   By: /s/ WILLIAM C. ERBEY
                                       -----------------------------------------
                                       William C. Erbey, Chief Executive Officer

Date: February 21, 2007